Exhibit 99.1

News Release
Republic First Bancorp, Inc.
April 22, 2016

REPUBLIC FIRST BANCORP, INC. REPORTS DEPOSIT GROWTH OF 19%
TOTAL REVENUE INCREASES BY 24%

Philadelphia, PA, April 22, 2016 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended March 31, 2016.

	Three Months Ended
($ in millions, except per share data)	3/31/16	3/31/15	% Change

Assets	$1,482.7	$1,264.0	17%
Loans	899.1	788.8	14%
Deposits	1,337.6	1,121.4	19%
Total Revenue	$13.7	$11.0	24%
Net Income	1.1	0.5	105%
Net Income per Share	$0.03	$0.01	200%

The Power of Red is Back expansion campaign continued to produce strong results during the first quarter of 2016.  "Assets, loans and deposits are growing at double digit rates which are far beyond industry standards," said Harry D. Madonna, the Company's Chairman and Chief Executive Officer.  "In the first quarter we saw meaningful progress on the income statement as well.  Total revenue grew by 24% year over year, which outpaced the 17% growth in non-interest expenses required to continue the build out of our store network.  This drove an increase in net income in excess of 100% year over year."

"Our expansion strategy is really starting to build momentum," added Madonna.  "The new stores opened over the last two years are growing deposits at a rate of $36 million per year.  We are winning new Fans over every day with our unmatched commitment to customer service."

Two new stores were recently opened in Washington Township, NJ and Wynnewood, PA utilizing the Bank's signature glass building. There are currently eighteen stores serving customers in the Greater Philadelphia and Southern New Jersey region.  Additional stores are planned for Cherry Hill, Gloucester Township, Medford, Moorestown and Sicklerville.

Highlights for the Period Ended March 31, 2016

•	Net income per share increased by 200% to $0.03 per share, during the first quarter of 2016 compared to $0.01 per share during the first quarter of 2015. Net income grew to $1.1 million for the three month period ending March 31, 2016. The Company continues to open new stores and increase net income despite the additional costs associated with the expansion strategy.

•	Two new stores were recently opened in Washington Township, NJ and Wynnewood, PA bringing the total store count to eighteen. Another site now under construction is scheduled to be completed in the summer of 2016. There are also several additional sites in various stages of development for future store locations.

•	New stores opened within the last 2 years are currently growing deposits at an average rate of $36 million per year, while the average deposit growth for all stores over the last twelve months was approximately $13 million per store.

•	Total deposits increased by $216 million, or 19%, to $1.3 billion as of March 31, 2016 compared to $1.1 billion as of March 31, 2015. The deposit cost of funds decreased to 0.36% during the first quarter of 2016 compared to 0.38% for the first quarter of 2015.

•	The net interest margin increased to 3.37% for the quarter ended March 31, 2016 compared to 3.33% in the quarter ended March 31, 2015.

•	Total assets increased by $219 million, or 17%, to $1.5 billion as of March 31, 2016 compared to $1.3 billion as of March 31, 2015.

•	Total loans grew $110 million, or 14%, to $899 million as of March 31, 2016 compared to $789 million at March 31, 2015.

•	SBA lending continued to be an important part of the Company's lending strategy. More than $9 million in new SBA loans were originated during the three month period ended March 31, 2016. Our team is currently ranked as the #1 SBA lender in the tri-state market of New Jersey, Pennsylvania and Delaware based on the dollar volume of loan originations.

•	The Company's Total Risk-Based Capital ratio was 13.01% and Tier I Leverage Ratio was 9.37% at March 31, 2016.

•	Tangible book value per share was $3.08 as of March 31, 2016. This amount excludes approximately $0.35 per share attributable to the deferred tax asset valuation allowance.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended
	3/31/16	3/31/15	% Change

Total Revenue	$13,703	$11,044	24%
Provision for Loan Losses	300	-	100%
Non-interest Expenses	12,343	10,518	17%
Net Income	1,085	528	105%
Net Income per Share	$0.03	$0.01	200%

The Company reported net income of $1.1 million, or $0.03 per share, for the three month period ended March 31, 2016, compared to net income of $528 thousand, or $0.01 per share, for the three month period ended March 31, 2015.

Total revenue increased by $2.7 million, or 24%, to $13.7 million for the three month period ended March 31, 2016 compared to $11.0 million for the three month period ended March 31, 2015.  This increase was primarily driven by strong growth in interest-earning assets over the last twelve months.

Non-interest income increased to $2.4 million for the three month period ended March 31, 2016 compared to $1.6 million for the three month period ended March 31, 2015.  This increase was primarily due to higher volumes in gains on sales of SBA loans, gains on sale of investment securities, and an increase in service fees on deposit accounts.

Non-interest expenses increased by $1.8 million, or 17%, to $12.3 million during the three month period ended March 31, 2016 compared to $10.5 million during the three months ended March 31, 2015. This increase was mainly caused by higher salaries and employee benefits as a result of annual merit increases along with increased staffing levels related to our growth strategy of adding and relocating stores. Occupancy and equipment expenses associated with the growth and relocation strategy also contributed to the increase in non-interest expenses.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	03/31/16	03/31/15	% Change	12/31/15	% Change

Total assets	$1,482,673	$1,263,983	17%	$1,439,443	3%
Total loans (net)	890,088	777,857	14%	866,066	3%
Total deposits	1,337,607	1,121,397	19%	1,249,298	7%
Total core deposits	1,333,085	1,111,409	20%	1,239,422	8%

Total assets increased by $218.7 million, or 17%, as of March 31, 2016 when compared to March 31, 2015.  Deposits grew by $216.2 million to $1.3 billion as of March 31, 2016 compared to $1.1 billion as of March 31, 2015. The number of deposit accounts has grown by 42% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the Company's successful execution of its aggressive growth strategy referred to as "The Power of Red is Back."

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	03/31/16	03/31/15	% Change	12/31/15	% Change	1st Qtr 2016 Cost of Funds

Demand noninterest-bearing	$263,990	$237,307	11%	$243,696	8%	0.00%
Demand interest-bearing	426,346	310,595	37%	381,499	12%	0.40%
Money market and savings	586,863	498,862	18%	556,525	5%	0.44%
Certificates of deposit	55,886	64,645	(14)%	57,702	(3)%	0.73%
Total core deposits	$1,333,085	$1,111,409	20%	$1,239,422	8%	0.35%

Core deposits increased to $1.3 billion at March 31, 2016 compared to $1.1 billion at March 31, 2015 as the Company moves forward with its expansion strategy to increase the number of brick and mortar stores which drives the gathering of low-cost core deposits. The Company recognized strong growth in demand, money market and savings account balances on a year to year basis.

Lending

Loans by type are as follows (dollars in thousands):

Description	03/31/16	% of Total	03/31/15	% of Total	12/31/15	% of Total

Commercial real estate	$358,740	40%	$364,397	46%	$349,726	40%
Construction and land development	45,815	5%	35,238	5%	46,547	5%
Commercial and industrial	181,828	20%	159,819	20%	181,850	21%
Owner occupied real estate	261,215	29%	188,783	24%	246,398	28%
Consumer and other	49,166	6%	40,159	5%	47,868	6%
Residential mortgage	2,353	0%	405	0%	2,380	0%
Gross loans	$899,117	100%	$788,801	100%	$874,769	100%

Gross loans increased by $110.3 million, or 14%, to $899.1 million at March 31, 2016 compared to $788.8 million at March 31, 2015 as a result of an increase in quality loan demand over the last twelve months and continued success with the relationship banking model.  The Company experienced strongest growth in the commercial and industrial and owner occupied real estate categories.

Asset Quality

The Company's non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	03/31/16	12/31/15	03/31/15

Non-performing assets / total assets	2.11%	1.66%	2.28%
Quarterly net loan charge-offs / average loans	(0.01)%	0.06%	0.31%
Allowance for loan losses / gross loans	1.00%	0.99%	1.39%
Allowance for loan losses / non-performing loans	45%	69%	44%
Non-performing assets / capital and reserves	25%	20%	23%

The percentage of non-performing assets to total assets decreased to 2.11% at March 31, 2016, compared to 2.28% as of March 31, 2015. Non-performing loans to total loans decreased significantly to 2.21% at March 31, 2016 compared to 3.17% at March 31, 2015 as a result of the successful migration of certain assets to the other real estate owned category through the work-out process.  The increase in non-performing assets to total assets on a linked quarter basis was driven by a single loan relationship that was categorized as 90 days past due but still accruing at March 31, 2016.  This relationship is currently in the process of collection.

Capital

The Company's capital ratios at March 31, 2016 were as follows:

	Actual March 31, 2016	Regulatory Guidelines "Well Capitalized"

Leverage Ratio	9.37%	5.00%
Common Equity Ratio	10.25%	6.50%
Tier 1 Risk Based Capital	12.20%	8.00%
Total Risk Based Capital	13.01%	10.00%
Tangible Common Equity	7.86%	n/a

Total shareholders' equity increased to $116.6 million at March 31, 2016 compared to $113.9 million at March 31, 2015.  Tangible book value per share increased to $3.08 at March 31, 2016 compared to $3.01 per share at March 31, 2015.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its eighteen stores located in Abington, Bala Cynwyd, Plymouth Meeting, Media, Wynnewood and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill, Voorhees, Glassboro, Marlton, Berlin and Washington Township, New Jersey.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank also offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network.  For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements", including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2015 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:
Republic First Bancorp, Inc.

Contact:
Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015

ASSETS
Cash and due from banks	$18,000	$13,777	$25,316
Interest-bearing deposits and federal funds sold	47,198	13,362	137,212
Total cash and cash equivalents	65,198	27,139	162,528

Securities - Available for sale	260,269	284,795	187,024
Securities - Held to maturity	178,628	172,277	66,742
Restricted stock	1,179	3,059	1,157
Total investment securities	440,076	460,131	254,923

Loans held for sale	1,983	3,653	4,955

Loans receivable	899,117	874,769	788,801
Allowance for loan losses	(9,029)	(8,703)	(10,944)
Net loans	890,088	866,066	777,857

Premises and equipment	49,586	46,164	36,573
Other real estate owned	11,393	11,313	3,827
Other assets	24,349	24,977	23,320

Total Assets	$1,482,673	$1,439,443	$1,263,983

LIABILITIES
Non-interest bearing deposits	$263,990	$243,695	$237,307
Interest bearing deposits	1,073,617	1,005,603	884,090
Total deposits	1,337,607	1,249,298	1,121,397

Short-term borrowings	-	47,000	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	5,988	7,294	6,210

Total Liabilities	1,366,071	1,326,068	1,150,083

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	384	384	383
Additional paid-in capital	153,069	152,897	152,352
Accumulated deficit	(31,748)	(32,833)	(34,738)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive loss	(1,195)	(3,165)	(189)

Total Shareholders' Equity	116,602	113,375	113,900

Total Liabilities and Shareholders' Equity	$1,482,673	$1,439,443	$1,263,983

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2016	2015	2015

INTEREST INCOME
Interest and fees on loans	$9,931	$9,786	$9,077
Interest and dividends on investment securities	2,768	2,565	1,607
Interest on other interest earning assets	63	55	77
Total interest income	12,762	12,406	10,761

INTEREST EXPENSE
Interest on deposits	1,165	1,137	1,018
Interest on borrowed funds	306	282	276
Total interest expense	1,471	1,419	1,294

Net interest income	11,291	10,987	9,467
Provision for loan losses	300	500	-

Net interest income after provision for loan losses	10,991	10,487	9,467

NON-INTEREST INCOME
Service fees on deposit accounts	570	506	363
Gain on sale of SBA loans	833	455	578
Gain on sale of investment securities	296	35	-
Other non-interest income	713	3,744	636
Total non-interest income	2,412	4,740	1,577

NON-INTEREST EXPENSE
Salaries and employee benefits	6,052	5,821	5,222
Occupancy and equipment	2,374	2,259	1,888
Legal and professional fees	449	584	564
Foreclosed real estate	585	3,066	377
Regulatory assessments and related fees	342	337	292
Other operating expenses	2,541	2,379	2,175
Total non-interest expense	12,343	14,446	10,518

Income before provision (benefit) for income taxes	1,060	781	526

Provision (benefit) for income taxes	(25)	(9)	(2)

Net income	$1,085	$790	$528

Net Income per Common Share
Basic	$0.03	$0.02	$0.01
Diluted	$0.03	$0.02	$0.01

Average Common Shares Outstanding
Basic	37,837	37,826	37,816
Diluted	38,269	38,246	38,047

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	March 31, 2016			December 31, 2015			March 31, 2015

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$47,109	$63	0.54%	$65,611	$55	0.33%	$130,418	$77	0.24%
Securities	437,514	2,862	2.62%	409,141	2,656	2.60%	254,741	1,674	2.63%
Loans receivable	887,499	10,046	4.55%	855,124	9,870	4.58%	783,379	9,145	4.73%
Total interest-earning assets	1,372,122	12,971	3.80%	1,329,876	12,581	3.75%	1,168,538	10,896	3.78%

Other assets	87,685			85,340			61,974

Total assets	$1,459,807			$1,415,216			$1,230,512

Interest-bearing liabilities:

Demand non interest-bearing	$261,810			$252,514			$226,708
Demand interest-bearing	412,558	415	0.40%	393,384	392	0.40%	295,630	290	0.40%
Money market & savings	559,458	609	0.44%	552,673	578	0.41%	489,779	553	0.46%
Time deposits	65,414	141	0.87%	71,463	167	0.93%	75,485	175	0.94%
Total deposits	1,299,240	1,165	0.36%	1,270,034	1,137	0.36%	1,087,602	1,018	0.38%

Total interest-bearing deposits	1,037,430	1,165	0.45%	1,017,520	1,137	0.44%	860,894	1,018	0.48%

Other borrowings	37,428	306	3.29%	23,087	282	4.85%	22,516	276	4.97%

Total interest-bearing liabilities	1,074,858	1,471	0.55%	1,040,607	1,419	0.54%	883,410	1,294	0.59%
Total deposits and
other borrowings	1,336,668	1,471	0.44%	1,293,121	1,419	0.44%	1,110,118	1,294	0.47%

Non interest-bearing liabilities	7,478			7,901			7,094
Shareholders' equity	115,661			114,194			113,300
Total liabilities and
shareholders' equity	$1,459,807			$1,415,216			$1,230,512

Net interest income		$11,500			$11,162			$9,602
Net interest spread			3.25%			3.21%			3.19%

Net interest margin			3.37%			3.33%			3.33%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015

Balance at beginning of period	$8,703	$8,323	$11,536

Provision charged to operating expense	300	500	-
	9,003	8,823	11,536

Recoveries on loans charged-off:
Commercial	72	1	54
Consumer	-	1	31
Total recoveries	72	2	85

Loans charged-off:
Commercial	(46)	(122)	(677)
Consumer	-	-	-

Total charged-off	(46)	(122)	(677)

Net charge-offs	26	(120)	(592)

Balance at end of period	$9,029	$8,703	$10,944

Net charge-offs as a percentage of
average loans outstanding	-0.01%	0.06%	0.31%

Allowance for loan losses as a percentage
of period-end loans	1.00%	0.99%	1.39%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2016	2015	2015	2015	2015

Non-accrual loans:
Commercial real estate	$11,057	$12,080	$13,825	$15,559	$19,530
Consumer and other	762	542	547	418	426
Total non-accrual loans	11,819	12,622	14,372	15,977	19,956

Loans past due 90 days or more
and still accruing	8,037	-	844	256	5,013

Total non-performing loans	19,856	12,622	15,216	16,233	24,969

Other real estate owned	11,393	11,313	13,773	13,162	3,827

Total non-performing assets	$31,249	$23,935	$28,989	$29,395	$28,796

Non-performing loans to total loans	2.21%	1.44%	1.80%	1.97%	3.17%

Non-performing assets to total assets	2.11%	1.66%	2.10%	2.31%	2.28%

Non-performing loan coverage	45.47%	68.95%	54.70%	51.73%	43.83%

Allowance for loan losses as a percentage
of total period-end loans	1.00%	0.99%	0.98%	1.02%	1.39%

Non-performing assets / capital plus
allowance for loan losses	24.87%	19.61%	23.61%	24.13%	23.07%